Exhibit 23.1



[LETTERHEAD OF ROSE, SNYDER & JACOBS]


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors and Stockholders
Roaming Messenger, Inc. and Subsidiary


We consent to the incorporation in this Annual Report on Form 10-KSB of Roaming Messenger, Inc. and Subsidiary of our report dated September 16, 2005, with respect to the financial statements for the year ended June 30, 2005.



/s/Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, CA
October 11, 2006